Exhibit 10.31

CONFIDENTIAL SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”), dated as of March 5, 2007 (“Effective Date”), is made between MMA Capital, LLC (“MMA”) and Dynamic Leisure Corporation, formerly known as Dyneco Corporation, (the “Company”). MMA and the Company are each referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company issued to MMA a secured convertible promissory note dated January 13, 2006 (the “Note”) and Warrant to Purchase Common Stock dated January 13, 2006 (the “First Warrant”). In connection with the issuance of the Note, the Company and MMA entered into that certain Security Agreement dated January 11, 2006 (the “Security Agreement”). In addition, the parties agreed upon a form of Subscription Agreement to be executed and delivered by the parties upon conversion of the Note and/or exercise of the Warrant (the “Subscription Agreement”); and

WHEREAS, the Company and MMA entered into that certain Modification of Secured Convertible Promissory Note, dated August 16, 2006 (the “First Note Modification”); and

WHEREAS, the Company and MMA entered into that certain Second Modification of Secured Convertible Promissory Note dated September 20, 2006 (the “Second Note Modification”), together with that certain Modification of Warrant to Purchase Shares of Common Stock dated September 20, 2006 (the “Warrant Modification”); and

WHEREAS, MMA commenced an action against the Company in the United States District Court for the Northern District of California entitled MMA Capital, LLC v. Dynamic Leisure Corporation, Case No. C 06 7263 CRB (“Action”) and in which MMA claims that the Company breached the terms of the Note, Warrant, Security Agreement, First Note Modification, Second Note Modification and Warrant Modification (collectively, the “Loan Agreements”);

WHEREAS, the Company denies all of the allegations made by MMA in its pleadings in the Action; and

WHEREAS, without admitting the truthfulness of any allegations made against them, the Parties wish to avoid the cost and uncertainty associated with further litigation and to resolve MMA’s claims on the terms set forth below; and

WHEREAS, the Parties do not intend to modify any of the Loan Agreements except as expressly provided for in this Agreement;

THEREFORE, in consideration of the promises in this Agreement, the adequacy of which is acknowledged, the Parties agree as follows:

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY

AGREEMENT

1.             Incorporation of Recitals. The foregoing recitals form a material part of this Agreement and are hereby incorporated into this Agreement.

2.	Settlement Benefits.

a.             MMA hereby waives the contract breaches alleged in the Action, specifically that the Company (1) failed to comply with the securities registration requirements set forth in § 3 of the Note, (2) violated § 6 of the Security Agreement by granting, without MMA’s express written consent, competing liens against assets pledged by the Company as security for the promises made in the Loan Agreements (“Collateral”), and (3) violated § 6 of the Security Agreement by failing to pay all costs and expenses associated with the filing of any documents necessary for MMA to perfect its security interest in the Collateral. As of the Effective Date, MMA is unaware of any other claim or claims that it may have against the Company. The Parties acknowledge and agree that MMA does not by this Agreement waive or release any past or future claim that it may have against the Company and which is unknown to MMA on the Effective Date.

b.            The Company shall issue to MMA a warrant for 3,000,000 shares of the Company’s Common Stock (“Second Warrant”) in the form set forth in Exhibit A. The Second Warrant shall have registration rights as set forth in Exhibit B.

c.            Within 72 hours of its receipt of Company-executed copies of this Agreement and the Second Warrant, MMA will dismiss the Action against the Company with prejudice. MMA shall provide the Company with evidence of the Court’s entry of such dismissal within ten (10) days of its receipt of such evidence.

3.	Modifications to the Loan Agreements.

a.            Maturity Date of the Note. The Maturity Date of the Note is hereby extended to March 5, 2008.

b.            Registration of the Company’s Common Stock. The Company acknowledges that the terms of the Note obligate it to register with the Securities and Exchange Commission (“Commission”) any and all securities that are issuable to MMA upon its conversion of the principal and interest of the Note into stock of the Company. The Company agrees that it will register with the Commission any and all securities that are issuable to MMA upon its exercise of the Second Warrant on the terms and conditions set forth in Exhibit B. The Company represents that it has filed a registration statement with the Commission on Form SB-2 on December 18, 2006, Commission File No. 333-139438, seeking to register the securities issuable to MMA upon its conversion of the Note and exercise of the First Warrant (the “MMA Registration Statement”). The Company acknowledges, however, that it has filed and may file other registration statements with the Commission seeking to register securities to be issued to third-parties unrelated to MMA (“Third-Party Registration Statements”), and that Commission approval of the Third-Party Registration Statements may delay the date on which the MMA Registration Statement becomes effective. To ensure that the MMA Registration Statement becomes effective, and to give MMA assurance that the Company will pursue such registration

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY

in good faith and that the MMA Registration Statement will become effective in a reasonable time, the Company agrees to the following:

i.

The Company shall use its commercially reasonable efforts to respond to any comments issued by the Staff of the Commission regarding the MMA Registration Statement. The Company shall use its commercially reasonable efforts to issue its response to any such comments to the Commission within ten (10) business days of the Company’s receipt of such comments. Such responses shall, if required by the Commission, include the filing of any amendments to the registration statements that are necessary and appropriate, if required by the Commission.

ii.

Within 2 business days of receiving notice from the Commission that the Post-Effective Amendment to Registration Statement (Commission File No. 333-124283) is effective, the Company shall file a prospectus for those securities in compliance with Rule 424 of the SEC Rules and Regulations (“Prospectus”). The Company agrees to file an amendment to the MMA Registration Statement within 3 business days after filing the Prospectus.

iii.

The Company shall not withdraw the MMA Registration Statement without first obtaining written approval from MMA. MMA shall not unreasonably withhold such approval. The Company shall use its commercially reasonable efforts to cause the MMA Registration Statement to become effective.

iv.

After the MMA Registration Statement, as amended, is declared effective by the Commission, the Company shall maintain the effectiveness of the registration statement until the earlier of (i) one year; (ii) the date on which all securities covered by the MMA Registration Statement as amended from time to time, have been sold; or (iii) the date at which all the securities covered by the MMA Registration Statement as amended from time to time, can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”). Notwithstanding the foregoing, for not more than twenty-five (25) consecutive days or for a total of not more than fifty (50) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any prospectus included in any registration contemplated by this Agreement containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify MMA in writing of the existence of (but in no event, without the prior written consent of MMA, shall the Company disclose to MMA any of the facts or circumstances regarding) material non-public information giving rise to an

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY

Allowed Delay, (b) advise MMA in writing to cease all sales under the MMA Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

v.	The Company shall be bound by its obligations under §§ 3(b)(i) and 3(b)(ii) of this Agreement only until the MMA Registration Statement is declared effective.

4.            Events of Default. The Company’s failure to comply with any of the provisions of this Agreement shall be an event of default (“Event of Default”). If such Event of Default occurs and is not cured within fifteen (15) days after receipt of written notice of such Event of Default by the Company, (a) MMA shall be entitled to nominate one (1) person to the Company’s Board of Directors and the Company shall appoint MMA’s nominee to its Board of Directors within two (2) days of such nomination. If the Event of Default is not cured by the Company within fifteen (15) days of MMA’s first nomination, MMA shall be entitled to nominate one (1) additional nominee to the Company’s Board of Directors and the Company shall appoint such nominee to its Board of Directors within two (2) days of MMA’s nomination. The Parties agree that the provisions of this section of the Agreement are intended to supplement the provisions of the Loan Agreements and are not intended to in any way replace or limit the rights or remedies to which MMA is entitled under any of the Loan Agreements.

5.            New Investment. The Company shall strive to secure new investments in securities of the Company in an amount sufficient to fund the Company’s business plans for the twelve months following the effective date of this Agreement (“New Investment”). To facilitate the Company’s fundraising efforts, the Parties agree to modify § 6 of the Security Agreement to provide that the Company may grant a security interest in the Collateral to one or more investors in securities of the Company without MMA’s approval provided that the security interest is demanded by the investors and the security interest granted by the Company in the Collateral is (1) in pari passu with the rights granted to MMA by the Security Agreement and the potential investors are purchasers of securities of the Company for gross proceeds, in any form whatsoever, of up to Three Million Dollars ($3,000,000 US); or (2) superior to the rights granted to MMA by the Security Agreement and the potential investors are purchasers of securities of the Company for gross proceeds, in any form whatsoever, of more than Three Million Dollars ($3,000,000 US).

6.            Attorneys’ Fees and Costs. The Company shall pay up to $25,000 of the legal fees and expenses incurred by MMA in connection with the Action and the negotiation and drafting of this Agreement. The Company shall make reimbursement under this section of the Agreement within five (5) days after the later of (i) receipt of gross proceeds of at least $1,000,000 from New Investment and (ii) submission to the Company of an invoice for such attorneys’ fees and expenses accompanied by original receipts supporting the reimbursement request.

7.            Reports and Updates. The Company shall provide MMA with weekly written updates on the status of its securities registration efforts with the Commission. In addition, if the

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY

Company contemplates entering into a convertible debt financing transaction, the conversion price of which is not fixed (subject to anti-dilution adjustments), the Company shall notify MMA that the Company needs to discuss a financing transaction with MMA. MMA will have the sole option to request further information from the Company, which information will not include the specific terms and conditions of such transaction. Such disclosures shall commence being made by the Company to MMA immediately upon the Company’s receipt of a Confidentiality and Non-Disclosure Agreement in form and content sufficient to satisfy the Company’s obligations under Regulation FD and MMA’s obligations under federal and state securities laws, including Rule 10b-5 of the Securities Exchange Act of 1934.

8.            Authorizations. Each of the Parties and each of the individuals signing this Agreement on behalf of the Parties represents and warrants that the individuals executing this and other documents on behalf of the Parties have the capacity and have been duly authorized to so execute this Agreement on behalf of the Party so indicated. Each Party and each individual signing this Agreement on behalf of the Parties shall also indemnify the other parties to this Agreement, and hold them harmless, for, from and against any and all damages, costs, attorneys’ fees, and other expenses, if the respective signatory executing on behalf of such Party is not so authorized.

9.            Warranty and Non-Assignment of Claims. Each of the Parties agrees, covenants, represents and warrants that he (a) is the sole and lawful owner of all rights, title and interest in and to each and every claim or matter hereby released, and (b) has not heretofore assigned or transferred, or purported to or attempted to assign or transfer, to any person or entity, any claim or other matter herein released. Any Party in breach of this paragraph shall indemnify, defend and hold harmless the other parties hereto from any and all claims arising out of or relating to any assignment or transfer contrary to the terms of this paragraph; and in any event, no assignment or transfer thereof shall be valid or enforceable.

10.          Confidentiality and Non-Disparagement. The Parties agree to keep the facts and terms of this Agreement in strict confidence, unless and only to the extent that they have been authorized in writing to make such disclosure or unless compelled by law or Court Order. It shall not be a violation of this Agreement for the Parties to disclose this Agreement or its terms to their lawyers, accountants or income tax preparers. This Agreement may be used as evidence in any subsequent proceeding alleging a breach of this Agreement. To the extent that the Parties disclose any of the terms of this Agreement in accordance with this paragraph, they agree to require, and warrant, that any person receiving this information, including, but not limited to, their counsel, shall maintain its confidentiality. The Parties also agree that they will not publicly criticize, denigrate, or otherwise publicly speak adversely against each other.

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY

11.          No Admission. The Parties understand and agree that the Company expressly denies any wrongdoing, liability to, or any responsibility for any injury or loss alleged by MMA in the Action, that this settlement is the compromise of disputed claims, and that the Company’s settlement of MMA’s claims was made only to avoid the expense, inconvenience, and disruption that would result from continued investigation and litigation.

12.          Severability. If any portion of this Agreement is void or deemed unenforceable for any reason, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force.

13.          Applicable Law; Choice of Forum; Consent to Jurisdiction; Venue. This Agreement shall be interpreted in accordance with California law without regard to its choice of law principles. The Parties agree that all actions and proceedings arising out of or relating, either directly or indirectly, to this Agreement shall be filed and litigated exclusively in the United States District Court for the Northern District of California. The Parties expressly consent to the jurisdiction of the United States District Court for the Northern District of California and agree that venue is proper in that court.

14.          Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Faxed copies shall be effective and enforceable as originals.

15.          Captions and Headings. The captions and headings of this Agreement are for convenience only and have no force and effect in the interpretation or construction of this Agreement.

16.          Assignment of this Agreement. No Party shall have the right to assign its rights or delegate any of its obligations or duties under this Agreement without the express written consent of all of the other parties.

17.          Successors and Assigns. Except as restricted herein, this Agreement shall be binding on and shall inure to the benefit of the Parties and their respective legal representatives, successors and assigns.

18.          Waiver. The waiver of any breach of any provision hereunder by any Party to this Agreement shall not be deemed to be a waiver of any preceding or subsequent breach hereunder, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

19.          No Other Filings. The Parties represent that they have not initiated any lawsuits or any other proceedings against one another or filed any complaints, charges, or claims against one another with any local, state or federal agency or court or other forum in any capacity whatsoever in connection with any of the claims released by this Agreement, other than the Action.

20.          No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties hereto and their respective successors and assigns, nor is anything in this Agreement

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY

intended to relieve or discharge the obligations or liability of any third persons to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any Party to this Agreement.

21.          Survival of Representations, Warranties and Covenants. Each of the representations, warranties and covenants and agreements set forth in this Agreement shall survive the execution, delivery and performance of the obligations of and under this Agreement.

22.          Additional Actions. Each Party agrees to do all acts and things to make, execute and deliver such written instruments and documents, as shall from time to time, be reasonably necessary to carry out the terms, provisions and intentions of this Agreement.

23.          Entire Agreement and Amendment. The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties and that, in executing this Agreement, they do not rely and have not relied upon any representation or statement not set forth herein with regard to the subject matter, basis, or effect of this Agreement. This Agreement may be altered, amended or modified only by an instrument in writing, executed by the Parties to this Agreement and by no other means. Each Party waives its right to claim, contest or assert that this Agreement was modified, canceled, superseded or changed by any oral agreement, course of conduct, waiver or estoppel. The Parties represent that before executing this Agreement, they have consulted with competent legal counsel of their own choosing, have carefully read the Agreement, and have been fully and fairly advised as to its terms. The Parties further represent and warrant that they have been given adequate time to consider this Agreement before executing it and that they execute this Agreement as their own free act and deed.

WHEREFORE, the Parties, by their signatures below, acknowledge that there exist no other promises, representations, or agreements relating to this settlement, except as specifically set forth herein and that they voluntarily enter into this Agreement with the intent to be legally bound thereby.

MMA CAPITAL, LLC

/s/ Gary T. Armitage	DATE: March 5, 2007

By: Gary T. Armitage

Its: Managing Member

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY

REVIEWED AND APPROVED AS TO FORM:

BAKER & HOSTETLER LLP

/s/ John J. Leonard	DATE: March 5, 2007

JOHN J. LEONARD

DYNAMIC LEISURE CORPORATION

/s/ Daniel G. Brandano	DATE: March 5, 2007

By: Daniel G. Brandano

Its: President

REVIEWED AND APPROVED AS TO FORM:

CRONE ROZYNKO, LLP

/s/ Alisande M. Rozynko	DATE: March 5, 2007

ALISANDE M. ROZYNKO

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY

EXHIBIT B

REGISTRATION RIGHTS

(a)          Mandatory Registration. The Company agrees to file with the Commission a registration statement under the Securities Act (the Second Warrant Registration Statement”) covering the registration of Common Stock eligible for issuance upon the exercise of the Second Warrant (the “Second Warrant Shares”) within thirty (30) days after the MMA Registration Statement has been declared effective, to effect the registration of such Common Stock under the Securities Act. The Company shall use its commercially reasonable efforts to cause the Second Warrant Registration Statement to be declared effective within one hundred eighty (180) days thereafter and agrees to use its commercially reasonably efforts to keep the Second Warrant Registration Statement effective for a period until the earlier of (i) one year; (ii) the date on which all securities covered by the Second Warrant Registration Statement as amended from time to time, have been sold; or (iii) the date at which all the securities covered by the Second Warrant Registration Statement as amended from time to time, can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act (the “Registration Period”). Notwithstanding the foregoing, for not more than twenty-five (25) consecutive days or for a total of not more than fifty (50) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any prospectus included in the Second Warrant Registration Statement containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify MMA in writing of the existence of (but in no event, without the prior written consent of MMA, shall the Company disclose to MMA any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise MMA in writing to cease all sales under the Second Warrant Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

The Company’s failure to comply with the foregoing shall be deemed an Event of Default under this Agreement provided, however, that in the event the Commission requires a reduction in the number of shares to be registered, based primarily upon the limitations imposed by Rule 415 of the Securities Act, the Company shall use its commercially reasonable efforts to register as many shares of Common Stock as is practicable and, in such event, no Event of Default shall be deemed to have occurred as a result of the reduction in the number of shares registered. All expenses incurred in connection with the registration of the Second Warrant Shares, including without limitation all registration and qualification fees, accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and expenses of a single special counsel for the Holder, up to a maximum of $25,000, will be borne by the Company.

(b)          Piggyback Registration Rights. If at any time prior to the expiration of the Registration Period the Company shall determine to file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY

securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall send to MMA written notice of such determination and, if within fifteen (15) days after the effective date of such notice, MMA shall so request in writing, the Company shall include in such registration statement all or any part of the Second Warrant Shares that MMA requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Second Warrant Shares with respect to which MMA has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Second Warrant Shares shall be made pro rata with holders of other securities having the right to include such securities in the registration statement other than holders of securities entitled to inclusion of their securities in such registration statement by reason of demand registration rights; provided, however, that the Company shall not exclude any Second Warrant Shares unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement. If an offering in connection with which MMA is entitled to registration under this Section (b) is an underwritten offering, then MMA shall, unless otherwise agreed by the Company, offer and sell such registrable securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of MMA pursuant to this Section (b) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any registration statement to be filed pursuant to Section (a) in accordance with the terms of this Agreement.

CONFIDENTIAL SETTLEMENT AGREEMENT

FOR SETTLEMENT PURPOSES ONLY